Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-221244 and 333-222923 on Form S-8 of our reports dated February 2, 2022 relating to the financial statements of Novo Nordisk A/S and the effectiveness of Novo Nordisk A/S’s internal control over financial reporting appearing in this Annual Report on Form 20-F for the year ended December 31, 2021.

/s/ Deloitte Statsautoriseret Revisionspartnerselskab
Copenhagen, Denmark
February 2, 2022